UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 11, 2024

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

F. Peter Cuneo Director Reclassification

Consistent with the certificate of incorporation and amended and restated bylaws of electroCore, Inc. (the “Company”), the board of directors (the “Board”) of the Company has determined that one of the Class III directors with a term expiring at the 2024 Annual Meeting of Stockholders should move to Class I with a term expiring at the 2025 Annual Meeting of Stockholders. Accordingly, on July 11, 2024, F. Peter Cuneo, resigned as a Class III director with a term expiring at the 2024 Annual Meeting of Stockholders, and was immediately reappointed to the Board as a Class I director with a term expiring at the 2025 Annual Meeting of Stockholders. Mr. Cuneo will continue to serve until the 2025 Annual Meeting, at which he will not stand for reelection. The resignation and reappointment of Mr. Cuneo was not due to any disagreement with the Company, the Board or the management of the Company. For all other purposes, including equity award vesting and other compensation matters, Mr. Cuneo’s service on the Board is deemed to have continued uninterrupted. Mr. Cuneo is expected to continue to serve as the Chairman of the Board until the 2025 Annual Meeting.

F. Peter Cuneo Consulting Agreement

On July 11, 2024, the Company and Mr. Cuneo entered into a consulting agreement (the “Agreement”) pursuant to which Mr. Cuneo is expected to begin providing consulting and advisory services to the Company’s Chief Executive Officer for a one-year term as of the completion of his service on the Board, effective as of immediately prior to the 2025 Annual Meeting of Stockholders. Mr. Cuneo will be paid an hourly or per diem fee for such services rendered, if any, and was granted a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $6.43 per share, which shall vest and be exercisable in 12 equal monthly installments, subject to full vesting, if earlier, immediately prior to the 2025 Annual Meeting of Stockholders or a Change of Control (as defined in the option agreement) so long as Mr. Cuneo remains in continuous service to the Company through such date. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Consulting Agreement by and between electroCore, Inc. and F. Peter Cuneo, dated July 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

July 17, 2024	/s/ Brian Posner
Brian Posner
Chief Financial Officer